UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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ALAMO GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

Dear Fellow Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 2, 2013, at 9:00 a.m. local time, at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas 78205.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice of meeting and proxy statement accompanying this letter.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided as soon as possible.  Stockholders may also vote through the Internet or by telephone.  If you attend the meeting, you may revoke your proxy and vote in person.

Thank you for your support.  We hope to see you at the meeting.

 /s/ James B. Skaggs
James B. Skaggs
Chairman of the Board of Directors
March 28, 2013

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 2013
____________________

To the Stockholders of
Alamo Group Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alamo Group Inc. (the “Company”) will be held at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas, on Thursday, May 2, 2013, at 9:00 a.m. local time, for the following purposes:

(1)	to elect seven (7) directors to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	to approve the Company's Executive Incentive Plan;

(3)	to ratify the Audit Committee's appointment of KPMG LLP as the Company's independent auditors for the 2013 fiscal year;

(4)	to transact such other business as may properly come before the meeting or any adjournment thereof.

In accordance with the Bylaws of the Company, the Board of Directors fixed the record date for the meeting as March 28, 2013. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

Stockholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly.  A return envelope is enclosed for that purpose.  Stockholders may also vote through the Internet or by telephone.  Instructions for voting through the Internet or by telephone are included on the proxy card.

A complete list of stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten business days prior to the meeting, commencing April 17, 2013, at the offices of the Company's Counsel, which is Strasburger Price Oppenheimer Blend, located at 711 Navarro, Suite 600, San Antonio, Texas 78205-1796.

By Order of the Board of Directors
/s/ Robert H. George
Robert H. George
Secretary

Dated: March 22, 2012

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

PROXY STATEMENT

The accompanying Proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Alamo Group Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 2, 2013, and at any meeting scheduled as a result of any adjournments thereof.  The meeting will be held at 9:00 a.m. local time, at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 4, 2013.  The Annual Report of the Company for fiscal 2012 including audited financial statements for the fiscal year ended December 31, 2012, and a proxy card are enclosed.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 2, 2013:  Our Proxy Statement and our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2012, are available free of charge on our website at:  www.alamo-group.com/investor_relations/financial_reports.html.

VOTING AND PROXIES

Only holders of record of common stock, par value $.10 per share (“Common Stock”), of the Company at the close of business on March 28, 2013 (the “Record Date”) shall be entitled to vote at the meeting.  There were 20,000,000 authorized shares of Common Stock and 12,072,879 shares of Common Stock outstanding on the Record Date.  Each share of Common Stock is entitled to one vote.  Any stockholder giving a proxy has the power to revoke the same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the 2013 Annual Meeting of Stockholders and any adjournment thereof.

Votes Required to Approve a Proposal

Each director will be elected by a majority of the votes cast with respect to such director.  A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.  Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.”  As required by the Company's Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the Board accepts the resignation.  If a director is not elected, the Nominating/Corporate Governance Committee will consider the director's resignation and recommend to the Board whether to accept or reject the resignation.  The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 90 days after the election results are certified.

The approval of the Company's Executive Incentive Plan requires the affirmative vote of a majority of shares issued and outstanding and entitled to vote at the Annual Meeting.

The ratification of KPMG LLP's appointment as the Company's independent auditor requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereat.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting.  The inspectors of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum.  Abstentions may be specified on all proposals.  Abstentions are present and entitled to vote for purposes of determining the approval of any matter submitted to the stockholders for a vote and will thus have the same effect as a negative vote on the proposal to approve the Company's Executive Incentive Plan and to ratify the appointment of KPMG LLP. Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors.  If a broker indicates on a proxy that it does not have the discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Listed in the following table are the only beneficial owners of more than five percent of the Company's outstanding Common Stock that the Company is aware of as of February 28, 2013.  In addition, this table includes the outstanding voting securities beneficially owned by the Company's directors, by its executive officers that are listed in the Summary Compensation Table, and by its directors and executive officers as a group as of February 28, 2013.  Unless indicated otherwise below, the address of each person named on the table below is: c/o Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)

Capital Southwest Corporation 12900 Preston Road, Suite 700 Dallas, TX 75230	2,842,100	(3)(8)(9)(12)	23.59%

Henry Crown and Company c/o Brian Gilbert Gould & Ratner LLP 222 N. LaSalle Street, Suite 800 Chicago, IL 60601	1,700,000	(4)(12)	14.11%

Royce & Associates LLC 745 Fifth Avenue New York, NY 10151	1,238,407	(5)	10.28%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	958,325	(6)	8%

Gary L. Martin	2,842,100	(3)(8)(9)	*

Ronald A. Robinson	203,575	(7)	1.69%

Jerry E. Goldress	54,800	(8)(9)	*

James B. Skaggs	33,900	(8)(9)	*

David W. Grzelak	14,300	(8)(9)	*

Roderick R. Baty	6,500	(9)(10)(11)	*

Helen W. Cornell	3,000	(9)(10)(11)	*

Geoffrey Davies	36,300	(7)	*

Robert H. George	27,900	*

Dan E. Malone	9,000	*

Richard J. Wehrle	27,940	*

Richard D. Pummell	21,000	*

Donald C. Duncan	14,000	*

Jeffery A. Leonard		—
All Directors and Executive Officers as a Group (13 Persons)	3,294,315	27.35%
___________________

*	Less than 1% of class.
(1)	In each case the beneficial owner has sole voting and investment power, except as otherwise provided herein.
(2)	The calculation of percent of class is based on the number of shares of Common Stock outstanding as of February 28, 2013, being 12,046,979 shares.
(3)
Includes shares owned by Capital Southwest Corporation ("Capital Southwest") (170,800 shares), and its subsidiary Capital Southwest Venture Corporation (2,660,000 shares). Mr. Martin, a director of the Company, serves as Chairman of the Board, President and CEO of both Capital Southwest Venture Corporation and Capital Southwest. Mr. Martin has shared voting and investment power with respect to the shares of Common Stock owned by Capital Southwest Venture Corporation and Capital Southwest. Mr. Martin personally disclaims beneficial ownership of these shares.

(4)
Based on Schedule 13D/A, dated December 21, 2012, by which Bgear Investors LLC, a Delaware limited liability company (“Bgear”), Henry Crown and Company, an Illinois limited partnership (the “Manager”), Henry Crown and Company, a Delaware corporation (“HC&Co”) and Duroc LLC reported that (i) on December 14, 2012, Duroc LLC made a distribution of all of our shares held by it to its members, and (ii) Bgear and the Manager had shared voting and dispositive power over 1,361,700 shares and HC&Co had sole voting and dispositive power over 338,300 shares.

(5)
Based on Schedule 13G dated March 15, 2013, by which Royce & Associates, LLC reported that on February 28, 2013, they had sole voting power over 1,238,407 shares and had shared voting power and sole dispositive power over none of the shares. Royce & Associates, LLC, reported beneficial ownership of the 1,238,407 shares as of February 28, 2013.

(6)
Based on Amendment No. 8 to Schedule 13G dated February 8, 2013, by which Dimensional Fund Advisors LP reported that as of December 31, 2012, it had shared voting power over none of such shares, had sole voting power over 940,986 shares and had sole dispositive power over 939,839 shares. Dimensional Fund Advisor LP reported beneficial ownership in 958,325 shares as of December 31, 2012.

(7)
Includes: shares available for exercise under various stock options as follows: 30,000 shares for Mr. Robinson; 1,000 shares for Mr. Malone; 19,200 shares for Mr. George; 24,200 shares for Mr. Wehrle; 35,150 shares for Mr. Davies; 10,000 shares for Mr. Duncan; and 15,400 shares for Mr. Pummell.

(8)
Includes: shares available for exercise under non-qualified stock options as follows: 12,300 shares for Mr. Grzelak; 9,800 shares for Mr. Martin; 5,000 shares for Mr. Skaggs; and 6,000 shares for Mr. Goldress.

(9)
Includes unvested restricted stock awards that have power to vote and receive dividends as follows: 1,500 shares each for Ms. Cornell, Mr. Goldress, Mr. Grzelak, Mr. Martin and Mr. Skaggs; 1,125 shares for Mr. Baty.

(10)	Includes 5,000 shares for Mr. Baty and 1,000 shares for Ms. Cornell purchased on the open market.
(11)	Ms. Cornell was appointed director of the Company on March 10, 2011 and Mr. Baty was appointed director of the Company on August 3, 2011.
(12)
On March 12, 2012, pursuant to preexisting contractual obligations with Capital Southwest and Duroc LLC, we filed a registration statement covering the shares of our common stock beneficially owned by Capital Southwest and Duroc.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors which shall constitute the whole Board of Directors shall be fixed and determined from time to time by resolution adopted by the Board of Directors.  Currently, the size of the Board of Directors has been fixed at seven (7) directors.

Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until a successor is elected and qualified.  Unless otherwise instructed, shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors set forth below. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxy holders for a substitute nominee.  The Nominating/Corporate Governance Committee of the Board of Directors recommended the individuals listed below to the Board of Directors and the Board of

Directors nominated them. Certain information concerning such nominees, including all positions with the Company and principal occupations during the last five years, is set forth below.

We have provided below information about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, and business experience. We have also included information about each nominee's specific experience, qualifications, attributes, or skills that led the board to conclude that he/she should serve as one of our directors in light of our business and structure.

All of our nominees bring to our board extensive management and leadership experience gained through their service as executives and, in several cases, chief executive officers or chief financial officers of diverse businesses. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, several nominees bring private and public company board experience - either significant experience on other boards or long service on our board - that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Roderick R. Baty, age 59, was appointed a director of the Company on August 3, 2011. Mr. Baty is Chairman and Chief Executive Officer of NN, Inc., a publicly owned global manufacturer of high-quality bearing components, industrial rubber and plastic products and precision metal components serving a variety of markets, including the automotive industry, original equipment manufacturers, HVAC, heavy equipment and many other industrial end markets. Mr. Baty joined NN in 1995 as Vice President of Sales and Marketing/Chief Financial Officer and was elected to the Board of Directors. In 1997 he was named President and Chief Executive Officer and elected Chairman of the Board in 2001. In September 2012, NN announced that Mr. Baty informed NN's board that he will retire from his positions with NN by its next annual meeting of stockholders to be held in May 2013. Prior to joining NN, Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to 1995. Mr. Baty brings to the Board senior executive leadership experience in the areas of public company governance, operational, financial and strategic management within industrial and manufacturing companies.

Helen W. Cornell, age 54, was appointed director of the Company on March 10, 2011.  Ms. Cornell retired as Executive Vice President and Chief Financial Officer of Gardner Denver, Inc. in November of 2010.  Gardner Denver, Inc. is a leading global manufacturer of highly engineered products, including compressors, liquid ring pumps, and blowers for various industrial, medical, environmental, transportation and process applications.  Ms. Cornell was first employed by a predecessor company of Gardner Denver, Inc. in May of 1988, was promoted to an officer position when Gardner Denver, Inc. became a separate entity in November of 1993, and served in various executive positions with Gardner Denver, Inc. and its subsidiaries from 1993 until her retirement in 2010.  Ms. Cornell's extensive experience as chief financial officer of Gardner Denver, Inc., a public company, brings valuable operational and financial experience to our Board.

Jerry E. Goldress, age 82, has been a director of the Company since 2000 and is Chairman and Chief Executive Officer of Grisanti, Galef & Goldress, Inc. (“GGG”), a turnaround management consulting firm.  Mr. Goldress has been with GGG since 1973 and has been its Chairman and Chief Executive Officer since 1981.  In his consulting capacity, he has been President of more than one hundred manufacturing, distribution and retail organizations.  Mr. Goldress' experience as a management consultant brings a broad understanding of the strategic priorities of diverse industries, coupled with extensive knowledge of operational, financial and strategic issues facing public and private companies.

David W. Grzelak, age 63, has been a director of the Company since August 2006. Mr. Grzelak became Chairman and Chief Executive Officer of Komatsu America Corporation in April 2002. He retired from his position as Chief Executive Officer of Komatsu America in April 2012 and will retire as Chairman in June 2013.  Komatsu America Corporation is a wholly-owned subsidiary of Komatsu Ltd., a global company incorporated in Japan that engages in the manufacturing, development, marketing and sale of a diversified range of industrial-use products and services.  Komatsu America Corporation manufactures and markets Komatsu lines of hydraulic excavators, wheel loaders, crawler dozers, off-highway trucks and motor graders.  Mr. Grzelak brings to the Board valuable insights on distribution, marketing and sales of the Company's products as well as operational and financial expertise.

Gary L. Martin, age 66, has been a director of the Company since May 2007.  In 2008, Mr. Martin was elected Chairman of the Board of Capital Southwest Corporation, a publicly owned venture capital investment company located in Dallas, Texas.  In 2007, he was elected President and CEO of Capital Southwest Corporation, where he served as Vice President since 1992 and as a Director since 1988.  From 1979 through April 2007, Mr. Martin was Chief Executive Officer and President of The Whitmore Manufacturing Company, which is a specialty manufacturer of lubricants and coatings for industrial applications.  Capital

Southwest Corporation directly or indirectly owns 100% of Whitmore Manufacturing Company.  Mr. Martin's daily experience leading a public company equips him to understand and guide management decisions and actions related to planning, risk management, investor relations, marketing and capital management. Mr. Martin has also demonstrated success in his business and leadership skills serving as chief executive officer and president of The Whitmore Manufacturing Company.

Ronald A. Robinson, age 60, has been President, Chief Executive Officer and a director of the Company since 1999.  Mr. Robinson previously was President of Svedala Industries, Inc., the U.S. subsidiary of Svedala Industries AB of Malmo, Sweden, a leading manufacturer of equipment and systems for the worldwide construction, mineral processing and materials handling industries.  Mr. Robinson joined Svedala in 1992 when it acquired Denver Equipment Company of which he was Chairman and Chief Executive Officer.  Mr. Robinson is our CEO and has a deep knowledge and understanding of our Company and our lines of business. Mr. Robinson has demonstrated his leadership abilities and his commitment to our company.

James B. Skaggs, age 75, has been a director of the Company since 1996 and was appointed as Chairman of the Board in May 2011. Mr. Skaggs retired as Chairman of the Board, Chief Executive Officer and President of Tracor, Inc. in June 1998.  Tracor provided technology products and services to governmental and commercial customers worldwide in the areas of information systems, aerospace, defense and systems engineering.  Mr. Skaggs was Tracor's Chief Executive Officer, President and a Director since November 1990 and its Chairman of the Board since December 1993.  Mr. Skaggs' extensive experience as chairman, chief executive officer and president of a public company demonstrates his leadership capability and business acumen. In addition, Mr. Skaggs brings public company operational, financial and corporate governance experience to our Board of Directors.

 The following table shows the current membership of each Committee of the Board and the number of meetings held by each Committee during 2012:

	Compensation Committee	Audit Committee	Nominating/Corporate Governance Committee
James B. Skaggs
Roderick R. Baty		X	X
Helen W. Cornell	X	Chair
Jerry E. Goldress	X	X	Chair
David W. Grzelak	X	X	X
Gary L. Martin	Chair		X
Ronald A. Robinson
Number of Fiscal 2012 Meetings	2	4	2

INFORMATION CONCERNING DIRECTORS

None of the nominees for director or the executive officers of the Company has a family relationship with any of the other executive officers or other nominees for director.  Mr. Martin is a director and Chairman of the Board of Capital Southwest Corporation.   Mr. Goldress is a director of Rockford Corporation and he serves on its Audit Committee and Compensation Committee.    Ms. Cornell is a director of Owensboro Grain Co. LLC and she serves as Chair of the Compensation Committee and is a member of the Executive Committee. Ms. Cornell is also a director of Hillenbrand, Inc., a publicly traded company where she serves as a member of the Compensation Committee, Nominating and Corporate Governance Committee and the Mergers and Acquisitions Committee. Mr. Baty is chairman and chief executive officer of NN, Inc. Except as disclosed above, none of the directors or nominees is a director or has been a director over the past five years of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or of any company registered under the Investment Company Act of 1940, as amended.

Non-management directors may meet in executive session, without the Chief Executive Officer, at any time, and there are regularly scheduled non-management executive sessions at each meeting of the Board of Directors and Committees thereof.  The Chairman of the Board and the Chair of each Committee preside over their respective executive sessions.

In determining independence, each year the Board affirmatively determines whether each director has any “material relationships” with the Company other than as a director.  When assessing the “materiality” of a director's relationship with the

Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm's length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.

The Board of Directors has determined that all of the current directors except Mr. Robinson, President and CEO, have no material relationships with the Company or its auditors and are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards on director independence and the director independence standards established under the Company's Corporate Governance, which are available at www.alamo-group.com under the “Our Commitment” tab.  However, the Board of Directors has determined that Mr. Martin, Chairman of the Board, President and CEO of Capital Southwest Corporation, cannot chair or be a voting member of the Audit Committee because, in his capacity at Capital Southwest Corporation, he has the authority to vote more than 20% of the Company's outstanding shares of Common Stock.

If you and other interested parties wish to communicate with the Board of Directors of the Company, you may send correspondence to the Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.  The Secretary will submit your correspondence to the Board or to the appropriate Committee or Board member, as applicable.  The Board's policy regarding stockholder communication with the Board of Directors is available at www.alamo-group.com under the “Our Commitment” tab.

The Company entered into an Investor Rights Agreement, dated as of October 22, 2009, with Duroc LLC (formerly known as “Bush Hog, LLC”), pursuant to which Duroc LLC has appointed a non-voting board observer who, among other rights and with certain restrictions, may attend all meetings of our Board of Directors and its committees as an observer.

Stockholders and other interested parties may communicate with non-management directors of the Board by sending their correspondence to the Chairman of the Board, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

The Board has delegated some of its authority to three Committees of the Board of Directors.  These are the Audit Committee, Nominating/Corporate Governance Committee, and Compensation Committee.  All three Committees have published charters on the Company's website www.alamo-group.com under the “Our Commitment” tab.

Vote required.  Each director will be elected by a majority of the votes cast with respect to such director. All proxies will be voted “FOR” these nominees unless a contrary choice is indicated.  Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors.

THE BOARD OF DIRECTORS HAS APPROVED THE SLATE OF DIRECTORS AND
RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SEVEN NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

MEETINGS AND COMMITTEES OF THE BOARD

During the fiscal year ended December 31, 2012, the Board held five meetings.  Each director attended in person or by phone 100% of the total number of meetings of the Board and Committees on which the director served during 2012. It is a policy of the Board that all directors attend the Annual Meeting of Stockholders.  All of our directors attended the Annual Meeting of Stockholders in May 2012.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy on whether the same person should serve as both the CEO and Chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Currently, Mr. Skaggs serves as Chairman of the Board and Mr. Robinson serves as CEO. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board.  The Board believes that its current leadership structure is appropriate at this time.

THE BOARD ROLE IN RISK OVERSIGHT

The Board has an active role in overseeing management of the Company's risk. The Board regularly reviews information regarding the Company's operational, financial, legal and regulatory, strategic and reputational risks which is usually conveyed to the Board by the senior management of the Company or by one of the Board's Committees. Because overseeing risk is an ongoing process and inherent in the Company's strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

The Board has delegated certain risk management oversight responsibility to the Board committees. The Audit Committee oversees risks related to the Company's accounting, auditing, reporting, financial practices (including the integrity of the Company's financial statements), administration and financial controls and compliance with legal and regulatory requirements. The Audit Committee also reviews and discusses the Company's policies with respect to risk assessment and risk management. The Compensation Committee oversees risks relating to the Company's compensation, incentive compensation, and equity-based compensation plans. The Nominating/Corporate Governance Committee oversees risks relating to the composition and organization of the Board.

The Company believes that its leadership structure also enhances the risk oversight function of the Board.  Our Chairman and our CEO regularly discuss material risks facing the Company with management and other members of the Board. Our CEO, as a member of the Board, is also expected to report candidly to his fellow directors on his assessment of the material risks the Company faces, based upon the information he receives as part of his management responsibilities. Both our Chairman and our CEO are well equipped to lead Board discussions on risk issues.

THE AUDIT COMMITTEE

In January 2012, the Audit Committee of the Board of Directors consisted of Ms. Cornell (Chair), Messrs. Baty, Goldress, and Grzelak, and in May 2012 they were reappointed. The Committee met four times during fiscal 2012. All Committee members were present at the meetings. The duties and responsibilities of the Committee include, among other things, to:

—	appoint, approve compensation and oversee the work of the independent auditor;
—	review at least annually a report by the independent auditor describing the firm's internal control procedures and any material issues raised by the most recent internal control review;
—	preapprove all audit services and associated fees by the independent auditors;
—	preapprove all permissible non-audit services to be provided by the independent auditor;
—	review the independence of the independent auditor;
—	review scope of audit and resolve any difficulties or disagreements with management encountered during the audit or any interim periods;
—	review and discuss with management and the independent auditor the annual audit and quarterly financial statements of the Company;
—	recommend to the Board whether the financial statements should be included in the Annual Report Form 10-K and in the quarterly reports on form 10-Q, in both cases, as reviewed;
—	review adequacy and effectiveness of the Company's internal controls;
—	review adequacy and effectiveness of the Company's disclosure controls and management reports thereon;
—	approve the scope of the internal auditor's audit plan;
—	review and approve earnings press releases, financial information and earnings guidance, if any;
—	review financial risk assessment presented by management;
—	oversee the Company's compliance systems with respect to legal and regulatory requirements, review the Company's Code of Business Conduct and Ethics and monitor compliance with such code;
—	review complaints regarding accounting, internal accounting controls and auditing matters, including a way to report anonymously;
—	review the Company's adherence to regulations for the hiring of employees and former employees of the independent auditor; and
—	review and evaluate annually the qualifications, performance and independence of the lead partner of the independent auditor and assure regular rotation of the lead audit partner as required by law.

The Audit Committee reports to the Board on its activities and findings.

The Board has determined that under current NYSE listing standards all members of the Committee are financially literate, are “Audit Committee financial experts,” and are independent under the Company's Corporate Governance Guidelines and NYSE listing requirements, and that each has accounting or related financial management expertise as required by the NYSE listing standards.  The Committee's Charter and Corporate Governance Guidelines, which have been approved by the Board, are reviewed at least annually and may be viewed on the Company's website www.alamo-group.com under the “Our Commitment” tab.

REPORT OF THE AUDIT COMMITTEE

                The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Audit Committee is currently comprised of four independent members of the Company's Board of Directors.  Each member of the Audit Committee is independent under applicable law and NYSE listing requirements.  The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on May 1, 2000, and reviews on an annual basis.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.  In fulfilling its oversight responsibilities in fiscal 2012, the Committee reviewed and discussed with management the Quarterly Reports on Form 10-Q and the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of disclosures in the financial statements.

The Committee reviewed with management and with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the independent auditors with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61).  In addition, the Committee has discussed with the independent auditors the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant communications with the Audit Committee concerning independence as described in Item 407(d)(3)(i) of Regulation S-K, and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the independent auditors the overall scope and plans for their audit.  They also discussed with management and the internal auditor the overall scope and plans for the Company's assessment of internal control.  The Committee meets with the independent auditors and the internal auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls over financial reporting and the overall quality of the Company's financial reporting.  The Committee met four times during fiscal 2012.  All Committee members were present at the meetings.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.  The Audit Committee also recommended, subject to stockholder ratification, the appointment of KPMG LLP as the Company's independent auditors for the fiscal year 2013.  Audit, audit-related and any permitted non-audit services provided to the Company by KPMG LLP are subject to preapproval by the Audit Committee.

AUDIT COMMITTEE

Helen W. Cornell, Chair
Roderick R. Baty, Member
Jerry E. Goldress, Member
David W. Grzelak, Member

THE NOMINATING/CORPORATE GOVERNANCE COMMITTEE

In January 2012, the Nominating/Corporate Governance Committee consisted of Messrs. Goldress (Chair), Baty, Grzelak, and Martin, and they were reappointed in May 2012. During 2012, the Committee held two meetings. All Committee members were present at the meetings.  The Committee has the responsibility, among other things, to:

—	evaluate director candidates and has sole authority to retain a search firm in that effort, approve its fees and scope of service;
—	recommend to the Board of Directors nominees for Board election by the stockholders based upon their qualifications, knowledge, skills, expertise, experience and diversity;
—	review Board composition to reflect the appropriate balance of knowledge, skills, expertise, experience and diversity;
—	review size of the Board and the frequency and structure of Board meetings;
—	recommend to the Board establishment, elimination, size and composition of standing Committees;
—	review, at least annually, the Company's Code of Business Conduct & Ethics;
—	oversee and establish procedures for the annual evaluation of the Board and management;
—	evaluate individual Board and management performance;
—	develop, recommend to the Board and review annually a set of corporate governance guidelines; and
—	coordinate with the Compensation Committee regarding director compensation for nonemployee directors.

The Board of Directors has determined that the members of the Committee are independent under the Company's Corporate Governance Guidelines and NYSE listing requirements.  The Committee's Charter and the Company's Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company's website www.alamo-group.com under the “Our Commitment” tab.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders.  The Committee's Policy Regarding Director Candidates Recommended by Shareholders, the Company's Corporate Governance Guidelines (including our standards of director independence), the charters of our Board Committees, and the Company's Code of Conduct and Ethics are on our website www.alamo-group.com under the “Our Commitment” tab and are available in print at no charge to any stockholder who requests them by writing to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Any stockholder of the Company who complies with the notice procedures set forth below and is a stockholder of record at the time such notice is delivered to the Company may make a director recommendation for consideration by the Nominating/Corporate Governance Committee. A stockholder may make recommendations at any time, but recommendations for consideration as nominees at the Annual Meeting of Stockholders must be received not less than 120 days before the first anniversary of the date of the proxy statement released to stockholders in connection with the previous year's annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2013 Annual Meeting of Stockholders, a stockholder must have submitted the recommendation, in writing, by December 5, 2012. The written notice must demonstrate that it is being submitted by a stockholder of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each candidate's consent to serve as a director. A stockholder must send recommendations to the Nominating/Corporate Governance Committee, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

The Nominating/Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors.  In identifying and recommending nominees for positions on the Board of Directors, the Nominating/Corporate Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of other members of the Board will build a board that is active, collegial and responsive to the needs of the Company.  Although diversity may be a consideration in the Committee's process, the Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees.  Nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates all the director candidates under the criteria described above, based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other Board members including the Chair, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate's background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, and recommends director candidates to the full Board of Directors for nomination. The Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate's background and experience.  If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

THE COMPENSATION COMMITTEE

In January 2012, the Compensation Committee of the Board of Directors consisted of Messrs. Martin (Chair), Goldress, Grzelak and Ms. Cornell and they were reappointed in May 2012.  The Committee met two times during fiscal 2012.  All Committee members were present at the meetings.  The duties and responsibilities of the Committee include, among other things, to:

—
review and approve, at least annually, the goals and objectives relevant to the CEO compensation and the structure of the Company's plans for executive compensation, incentive compensation, equity-based compensation and its general compensation, and employee benefit plans, and make recommendations to the Board;

—	evaluate annual performance of the CEO in light of the goals of the Company's executive compensation plans, and recommend his or her compensation based on this evaluation;
—	in consultation with the CEO, review, evaluate and recommend to the Board the compensation of all executive officers and key managers;
—	evaluate and recommend to the Board compensation of directors for Board and Committee service;
—	review and recommend to the Board any severance agreement made with any executive officer;
—	review and recommend to the Board the amount and terms of all individual stock options or grants;
—	review and recommend to the Board all equity-based and incentive compensation plans that are subject to stockholder approval; and
—	approve and issue the annual report on executive compensation required by the SEC for inclusion in the Company's proxy statement.

The Compensation Committee may delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.  The role of our executive officers in determining compensation is discussed below under “Compensation Discussion and Analysis.”  The Compensation Committee has authority under its charter to retain, at the Company's expense, such consultants and other advisers as it deems necessary to assist it in the fulfillment of its duties.  The Committee did not retain a compensation consultant in 2012.

The Board of Directors has determined that the members of the Committee are independent under the Company's Corporate Governance Guidelines and NYSE listing requirements.  The Committee's Charter and the Company's Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company's website www.alamo-group.com under the “Our Commitment” tab.

At the 2011 Annual Meeting of Stockholders, the Company received over 90% approval on the non-binding ("Say-On-Pay") Proposal on the Compensation of our Chief Executive Officer and Named Executive Officers. The impact of the vote supports the Company's ongoing compensation package. We also received a majority vote on our proposal to review Say-On-Pay every three years.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for the Company's principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (“Named Executive Officers” or “NEOs”).  All NEOs are listed in the Summary Compensation Table.  This section also includes information regarding, among other things, the overall objectives of the Company's compensation program and each element of compensation that we provide.

Objectives of Our Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing, monitoring and approving the compensation program for NEOs and other selected key executives and managers.  The Committee reviews and recommends proposed compensation program changes, salaries, annual cash incentive compensation amounts and incentive stock options for the NEOs and key managers to the Board of Directors for approval.  The Committee acts pursuant to its charter that has been approved by the Board.  If a compensation consultant is retained by the Committee, it shall have sole authority to retain and terminate the consulting firm, approve the firm's fees and other retention terms.

The compensation program for NEOs is designed to attract, retain and reward talented executives who have the experience and ability to contribute materially to the Company's long-term success and thereby build value for its stockholders.  The program is intended to provide competitive base salaries as well as short-term and long-term incentives which align management and stockholder objectives and provide the opportunity for NEOs to participate in the success of the Company and its individual business units.  In setting management pay levels, the Compensation Committee considers the Company's historical practices, the CEO's and other NEOs' past pay and Company and individual performance.  The program's annual cash incentive and its longer term stock-based incentive compensation provide potential upside for exceeding financial targets with downside risk for missing performance targets.  This balances retention with reward for delivering increased stockholder value and provides closely aligned objectives for Company management and stockholders.  The Company's success in retaining key employees is evidenced by the fact that the CEO and NEOs of the Company have an average tenure with the Company of more than 10 years.

Role of the CEO and the Compensation Committee in Compensation Decisions

The Compensation Committee reviews and recommends all compensation for the CEO to the Board of Directors for its approval.  The Compensation Committee reviews recommendations by the CEO for the compensation of other NEOs as well as other managers and designated key employees.  The CEO annually reviews the performance of each NEO (other than the CEO, whose performance is reviewed by the Compensation Committee).  The recommendations based on these reviews, including salary adjustments, annual cash incentive awards and stock options, are presented to the Compensation Committee.  The Compensation Committee reviews these recommendations and can exercise its discretion in modifying and recommending adjustments to executives.  The decision is then recommended by the Compensation Committee to the Board for its approval.  Decisions regarding compensation for other key managers participating in the ICP are made by the CEO and other NEOs of the Company and are reviewed by the Compensation Committee.

In its compensation process, the Compensation Committee considers whether the Company's executive compensation and benefits program serves the best interests of the Company's stockholders. In that respect, as part of its on-going review of the Company's executive compensation program, the Compensation Committee considered the affirmative stockholder “Say-On-Pay” vote at the Company's Annual Meeting of Stockholders in 2011 and determined that the Company's executive compensation philosophy, compensation objectives and compensation elements continued to be appropriate and did not make any changes to the Company's executive compensation program in response to such stockholder vote.

Components of Executive Compensation

For the fiscal year ended December 31, 2012, the principal components of compensation for NEOs were:
-         base salary;
-         non-equity incentive compensation plan awards;
-         qualified and non-qualified stock options, restrictive stock or restrictive stock units awards;
-         perquisites; and
-         other employee benefits.

 Base Salary

The Company provides NEOs and other key managers with competitive base salaries to compensate them appropriately for services rendered during the fiscal year.  The Committee primarily considers the following for each of the NEOs as well as other executive officers and designated key employees:
-         the Company's and business unit's performance and individual contributions to that performance;
-         experience in the position;
-         in selected cases, other relevant factors; and
-         recommendations of executive officers.

The base salary level for Ronald A. Robinson, President and Chief Executive Officer, is normally recommended by the Committee and approved by the Board of Directors in March of each year, with an effective date of May 1. The base salary levels for all of our NEOs, other executive officers and designated key employees are also determined by the Committee based on those factors described in the preceding paragraph and are approved and generally reset on the same dates as for the CEO.

For 2012, base salary levels were determined by the Committee in March 2012, of which most became effective May 1, 2012.  For 2012, the Committee approved an increase in salaries for the CEO and NEOs.  The criteria for salary increases for the CEO and the NEOs included adjustment for inflation, asset management, overall company performance and successful management of the Company during difficult economic times.  Based on the above criteria, Mr. Robinson's salary for 2012 was increased from $465,000 to $490,000.  The salaries for the remaining NEOs were as follows: Mr. Davies from $300,700 to $316,200; Mr. Leonard from $260,000 to $268,000; Mr. Rick Pummell from $240,000 to $250,000; and Mr. Malone from $237,000 to $247,000.

For 2013, the Committee approved an increase in salaries for the CEO and NEOs, and designated key employees effective May 1, 2013.  Mr. Robinson's salary for 2013 was increased from $490,000 to $510,000  The salaries for the remaining NEOs were as follows: Mr. Davies from $316,200 to $328,900; Mr. Leonard from $268,000 to $279,000; Mr. Rick Pummell from $250,000 to $260,000; and Mr. Malone from $247,000 to $256,000. Increases in base salaries were subject to criteria such as cost of living increase, performance of the Company, performance of the Division, asset management, cash flow and improved responsiveness to market conditions.

Incentive Compensation Plan

In 2012, the Compensation Committee adopted a revised version of the Alamo Group Incentive Compensation Plan (“ICP”).  The ICP is a cash incentive plan which allows the Company to reward the Company's NEOs and key managers based upon three factors:
-     the overall performance of the Company;
-     the performance of the segment of the Company or division and/or business unit in which the employee is expected to contribute; and
-     the individual performance of the employee.

In March of each year, the Compensation Committee reviews with the senior management proposed changes, if any, to the ICP, and then adopts incentive targets for the current year.  The Compensation Committee, in its sole discretion, is entitled to interpret the ICP.  Amounts under the ICP program are not deemed fully earned until paid.

ICP incentives for our CEO and NEOs include a 75% objective component and 25% subjective component.  All estimated incentives under the ICP are accrued and expensed monthly during each fiscal year and paid within 75 days after the end of the fiscal year.

For 2012, the primary objective component of the ICP was based on the relationship between Actual Earnings and Target Earnings, each as described below, for the Company or each relevant division, subsidiary or business unit.  Target Earnings for the Company and its divisions, subsidiaries and units are approved at the beginning of each Plan Year by the Board of Directors based on management's proposed financial plan for the year considering previous earning trends, anticipated market conditions and appropriate goals for earnings growth.

Generally, the primary objective incentive criteria are either the projected diluted earnings per share (EPS) or the projected earnings before interest and taxes (EBIT) for the Company as a whole or the relevant divisions, subsidiaries or units, which include an appropriate accrual for the estimated payments under the ICP.  Actual Earnings are the actual earnings before interest and taxes (EBIT) calculated in a manner consistent with the Target Earnings and include adequate accruals to cover all estimated payments under the ICP.  EPS and EBIT for any given year are subject to possible revisions by the Committee if the Committee deems it appropriate to adjust for the effects of items such as extraordinary additions to or reversals of reserves, gains on bargain purchase, goodwill impairment, acquisitions and divestitures, restructuring costs, gains or losses from the sale of assets, and operating income and expenses of discontinued operations.  Some ICP participants may have additional objective criteria other than just EPS or EBIT.  For example, some may have specific targets on inventory control, asset management, return on investment, or other criteria specific to that individual's area of responsibility.  In these cases, the various objective targets add up to 75% of the total incentive target with a 25% subjective component. Mr. Leonard joined the Company in September 2011 and received a percentage of his objective component in 2012 on a pro rata basis for 2011.

In 2012, 2011 and 2010, all NEOs, with the exception of Mr. Davies in 2012, received a percentage of compensation for their objective component.

Actual payments under the objective components of the 2012 ICP could range from 0% to 200% of established target payments on the basis of performance.

Based on the actual performance level as a percentage of Target Earnings, the ICP incentive payout is graduated by the incremental performance change beginning at the starting ICP payment threshold of Actual Earnings to determine the incentive earned.

For 2012, the Committee recommended, and the Board of Directors approved, the weighting and criteria for the objective and subjective components of the plan.  The objective component for Corporate Participants (CEO, NEOs and most key managers with the exception of Mr. Davies, Mr. Pummell, Mr. Leonard and operations managers) was diluted earnings per share (EPS).  For 2012, EPS measured consolidated net income from continuing operations excluded the impact of goodwill impairment and certain other one-time non-operating expenses divided by the weighted average number of fully diluted Company shares outstanding.  This metric helped align management with the interest of our shareholders.  The Committee set the ICP Target EPS at $2.60 for Corporate Participants.  For 2012, payouts under the ICP for Corporate Participants were based on the following:

Objective Component	Criteria
75%
0% of Target payment if less or equal to identified Target EPS ($2.45) is met; 100% of Target payment if identified Target EPS ($2.60) is met; and 200% of Target payment if identified maximum Target EPS ($2.80) is met or exceeded, in each case with incremental increases to determine the incentive earned

Subjective Component
25%	Based on subjective criteria

In the case of Mr. Davies, Mr. Pummell, Mr. Leonard and other key operations managers, the criteria and weighting for the objective and subjective components of the plan are as follows:

Objective Component	Criteria
50%	Actual EBIT for the relevant business unit vs. Target EBIT for the relevant business unit
25%	Actual return on assets for the relevant business unit vs. Target return on assets or Actual inventory turns for the relevant business unit vs. Target inventory turns

Subjective Component
25%	Based on subjective criteria

Since the specific quantitative targets for the business units are confidential, we do not publicly disclose these targets for several reasons, including our belief that disclosure would cause us competitive harm.  We believe disclosing the quantitative targets would provide competitors and other third parties with insights into the Company's internal confidential strategic and planning processes and other confidential matters, which might allow our competitors to predict certain business strategies. The intent is to set the targets at challenging but achievable levels, which normally require performance improvements year over year.

The chart below reflects each NEO's Target incentive as a percentage of base salary at 100% of Target performance.

NEO	% of Base Salary Incentive at Target Performance
Ronald A. Robinson	75%
Geoffrey Davies	40%
Jeffery A. Leonard	35%
Richard D. Pummell	40%
Dan E. Malone	35%

In 2012, the Company achieved 91% of the incentive Target EPS which excluded the impact of goodwill impairment and certain other one-time non-operating expenses.  This resulted in an objective incentive payout of 67% of Target.  Mr. Davies achieved less than the starting threshold of the Target EBIT criteria, for a 0% Target payout. He also received a 0% payout for return on assets. Mr. Leonard achieved 91% of the Target EBIT criteria for a 87% of Target payout and a 0% payout for return on assets.  Mr. Pummell achieved 122% of the Target EBIT criteria for a 122% of Target payout and a 109% payout for return on assets.

In March 2013, the Committee approved total non-equity incentive and special performance bonus payments of $2,339,922 for the 2012 performances to participating employees.  Total incentive payments for all ICP participants expensed in 2011 and paid in March 2012 were $3,190,550.

Included in these totals were payments to Ronald A. Robinson, President and Chief Executive Officer, of $294,919 ($184,669 related to the objective component of the ICP, $110,250 related to the subjective component of the ICP ) and $653,906 ($523,125 related to the objective component of the ICP, $130,781 related to the subjective component of the ICP) applicable to 2012 and 2011, respectively.  The primary factors affecting Mr. Robinson's compensation include, among other things, his overall leadership of the Company, the growth of the Company, the management of the Company during difficult economic conditions, succession planning, risk assessment, corporate strategy, return on assets, and his efforts contributing to the continued long-term success of the Company.

Mr. Davies' non-equity incentive compensation was $39,525 ($0 related to the objective component of the ICP and $39,525 related to the subjective component of the ICP) and $45,105 ($0 related to the objective component of the ICP and $45,105 related to the subjective component of the ICP) for 2012 and 2011, respectively.  The primary factors affecting Mr. Davies' compensation include, among other things, leadership of the European Division during difficult economic conditions, productivity, efficiency, increased market coverage throughout Europe, consistent profitability in all European operations, succession planning, and his efforts contributing to the continued long-term success of the Company.

 Mr. Leonard's non-equity incentive compensation was $70,116 ($40,803 related to the objective component of the ICP, $29,313 related to the subjective component of the ICP) and $26,541 ($19,217 related to the objective component of the ICP, $7,324 related to the subjective component of the ICP) for 2012 and 2011, respectively.  The primary factors affecting Mr. Leonard's compensation include, among other things, leadership of the Industrial Division, productivity, efficiency, consistent profitability in all industrial units, adherence to annual budgets, complete integration of Tenco operations, and his efforts contributing to the continued long-term success of the Company.

Mr. Pummell's non-equity incentive compensation was $113,250 ($88,250 related to the objective component of the ICP, $25,000 related to the subjective component of the ICP) and $129,840 ($99,840 related to the objective component of the ICP, $30,000 related to the subjective component of the ICP) for 2012 and 2011, respectively.  The primary factors affecting Mr. Pummell's compensation include, among other things, leadership of the Agricultural Division, productivity, efficiency, consistent profitability in all agricultural units, adherence to annual budgets, succession planning, development of new international markets, and his efforts contributing to the continued long-term success of the Company.

 Mr. Malone's non-equity incentive compensation was $62,892 ($43,441 related to the objective component of the ICP, $19,451 related to the subjective component of the ICP) and $150,347 ($124,425 related to the objective component of the ICP, $25,922 related to the subjective component of the ICP) for 2012 and 2011, respectively.  The primary factors affecting Mr. Malone's compensation include, among other things, his involvement in cost control initiatives, developing corporate benchmarking standards, expanding international procurement capabilities, expense management, his contribution to the

Company's achievement of its objective goals and to the enhancement of shareholder return, and his efforts contributing to the continued long-term success of the Company.

Awards made to the NEOs under the ICP for performance in 2012 are reflected in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table on page 20.

Equity Award Programs

The Company's equity award programs relate stockholder value and long-term compensation.  These programs provide an opportunity for increased equity ownership by our executives while maintaining competitive levels of total compensation.

From time to time the Committee has recommended, and the Board of Directors has granted, equity awards which have consisted of qualified and non-qualified stock options and restricted stock units to NEOs, key employees and directors.  Equity award levels vary among participants based on their performance and positions within the Company.

Equity awards are granted to a limited number of key employees who the Committee believes have a level of responsibility that can affect the overall performance of the Company or a major segment thereof.  They may also be issued to non-employees who are members of the Board of Directors.  The amount of the grants and frequency are totally at the discretion of the Board of Directors, based on recommendations from the Compensation Committee.  These awards are used to provide a longer-term incentive than annual cash bonuses and are viewed as encouraging key employee retention.  Since the ultimate value of the award is tied to the Company's stock price, it further aligns the individual's performance with that of the Company's shareholders.

Stock options are granted at the NYSE's closing price of the Company's Common Stock on the effective date of grant and thus will have no ultimate value unless the value of the Company's Common Stock appreciates.  The Company has never granted options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date, nor has it granted options which are priced on a date other than the effective date of the grant. We do not grant options during blackout periods when insider transactions are prohibited.  The Committee believes these options provide a significant incentive for the option holders to enhance the value of the Company's Common Stock by continually improving the Company's performance.

All qualified and non-qualified options granted by the Committee become vested and exercisable for 20% of the total optioned shares after one year following the grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  The options have a term of 10 years.  For options granted prior to February 2006, upon termination or retirement of the employee or Director option holder, the option holder has 30 days to exercise vested shares except in the case of death (which is subject to a one-year limitation).   For options granted after February 2006, if the option holder is at least 62 years of age and has at least 5 years of service with the Company, then all outstanding options become fully vested upon termination of employment (not for cause), retirement or death.

In 2009, stockholders approved the 2009 Equity Incentive Plan that allows for the issuance of non-qualified stock options, restricted stock or restricted stock units or any combination thereof.  Non-qualified stock options issued under the Plan become vested and exercisable for 20% of the total optioned shares after one year following the date of grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  Restricted stock and restricted stock units generally vest over four years at 25% per year.  The awards are valued at the closing price of the Company's common stock on the NYSE on the date of the grant.

No awards were issued under the Company's 2009 Equity Incentive Plan in 2012.

The following grants of incentive stock options to NEOs of the Company were awarded in 2012:  10,000 shares to Mr. Leonard and 5,000 shares to each Messrs. Davies and Pummell.  These options (a) will vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (which was May 8, 2012) provided that they are employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company's common stock on the New York Stock Exchange on the date of grant, and (c) have a term of ten (10) years from such date.  The options are subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued. The options were issued under the Company's 2005 Incentive Stock Option Plan.

Supplemental Retirement Plan

The Board of Directors of the Company adopted the Alamo Group Inc. Supplemental Executive Retirement Plan (the “SERP”), effective as of January 3, 2011.  The SERP benefits certain key management or other highly compensated employees of the Company and/or certain subsidiaries who are selected by the Compensation Committee and approved by the Board to participate, including Ronald A. Robinson, President and Chief Executive Officer, Dan E. Malone, Executive Vice President and Chief Financial Officer, Donald C. Duncan, Vice President and General Counsel, Robert H. George, Vice President, Secretary and Treasurer, Richard D. Pummell, Vice President of the Agricultural Division, and Richard J. Wehrle, Vice President and Controller. Mr. Leonard was approved on March 7, 2013, by the Board of Directors to be a participant in the SERP according to its terms and conditions. Mr. Davies, who is part of a retirement plan in the United Kingdom, was not included in the SERP.

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  A participant's right to his Retirement Benefit becomes vested in the Company's contributions upon 10 years of Credited Service (as defined in the SERP) following the effective date of the SERP or a change in control of the Company.  The Retirement Benefit is based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age).  In the event of the participant's death or a change in control, the participant's vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant's death or a change in control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

Perquisites

The Company's NEOs and key managers receive various perquisites provided by or paid for by the Company.  These perquisites can include memberships in social and professional clubs, car allowances, a 401(k) restoration plan, and gross-up payments equal to the taxes payable on certain perquisites:

•	Club memberships - reimbursement for dues and business expenses, usually negotiated at start of employment.

•	Car allowances/company vehicles - an allowance paid monthly for usage of a personal vehicle or a company vehicle is provided where required, also usually negotiated at start of employment.

•
401(k) restoration plan - provides a supplemental compensation benefit to a select group of executive officers and highly compensated employees who cannot participate at the same level as other employees of the Company.

•	Gross-up payments - provided in certain limited situations, such as commuting and relocation expenses, that are taxable events.

•	Retirement Plans in other countries.

•	Reimbursement of certain commercial airfare, hotel and vehicle expenses in connection with Mr. Robinson's commuting that was approved by the Committee.

We provide these perquisites because, in many cases, such as membership in social and professional clubs, the perquisites are often used by the executives for business-related activities and entertainment, and these perquisites are provided by many companies to their NEOs and are therefore necessary to enable the Company to retain and recruit capable managers.  With respect to the last item listed above, the Board agreed to reimburse certain expenses in connection with Mr. Robinson's commuting from his home in Colorado Springs, Colorado, to the Company's corporate office in Seguin, Texas, including commercial airfare, hotel and car rental.

The Committee reviews the perquisites provided to the NEOs on an annual basis, in an attempt to ensure that they continue to be appropriate in light of the Committee's overall goal of designing a compensation program for NEOs.

Other Employee Benefits

NEOs participate in all other benefits generally offered to employees.

Tax Implications

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the”Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  Other than Mr. Robinson's compensation, the Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes.  For fiscal 2012, Mr. Robinson did not receive compensation in excess of $1,000,000. If approved by shareholders, the Company intends to use the Alamo Group Inc. Executive Incentive Plan (see Proposal No. 2) for awards intended to be tax deductible under Section 162(m) of the Code. The Company may continue to make other awards under the ICP.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees the Company's compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement to be filed in connection with the Company's 2013 Annual Meeting of Stockholders, which will be filed with the SEC.

COMPENSATION COMMITTEE

Gary L. Martin, Chair
Helen W. Cornell, Member
Jerry E. Goldress, Member
David W. Grzelak, Member

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table describes the annual compensation for our NEOs for the fiscal years 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)(1)	Bonus Payments ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change of Pension Value ($)(6)	All Other Compen- sation ($)(7)(8)	Total ($)
Ronald A. Robinson President & CEO	2012	482,306	—	—	—	294,919	140,204	106,064	1,023,493
	2011	455,131	—	—	312,468	653,906	160,783	82,117	1,664,405
	2010	434,939	40,000	—	—	424,941	—	96,439	996,319

Geoffrey Davies VP & Managing Director, Alamo Group Europe Ltd.	2012	311,034	—	—	73,800	39,525	—	35,614	459,973
	2011	275,900	—	—	—	45,105	—	34,732	355,737
	2010	279,194	—	74,070	—	71,703	—	38,714	463,681

Jeffery A. Leonard VP Industrial Division(9)	2012	265,565	—	—	147,600	70,116	—	18,377	501,658
	2011	64,042	—	—		26,541	—	2,400	92,982
	2010	—	—	—	—	—	—	—	—

Richard D. Pummell VP Agricultural Division	2012	247,924	—	—	73,800	113,250	120,770	17,748	573,442
	2011	235,932	—	—	—	129,840	102,502	12,437	480,711
	2010	225,792	25,000	—	56,980	112,050	—	10,956	430,778

Dan E. Malone Executive VP & CFO, Principal Financial Officer	2012	242,601	—	—	—	62,892	70,317	11,658	387,468
	2011	229,449	—	—	62,494	150,347	61,351	7,183	510,824
	2010	226,134	—	—	—	103,484	—	6,233	335,851

(1)
With the exception of Mr. Davies the Company pays NEOs on a bi-weekly basis. In 2011 and 2012, the salaries represent normal 26 pay periods. In 2010, the salaries represent 27 pay periods.  Mr. Davies is paid on a monthly basis.

(2)
In 2010, Mr. Robinson received a $40,000 bonus for his efforts relating to the record earnings for the Company in 2010. Mr. Pummell received a $25,000 bonus for his efforts related to the overall profitability of the agricultural division and the profit improvement of Bush Hog.

(3)
In 2010, Mr. Davies received an award of 3,000 restricted stock units that will vest over four years from the date of grant.  The amount in this column reflects the grant date fair value of the restricted stock units in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”).

(4)
The amount shown in this column constitutes options granted under the Company's stock option programs.  The amounts are valued based on the aggregate grant date fair value of the award in accordance with FASB ASC 718.  See Note 1 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718. The grant date fair value for options is based on the Black-Scholes option pricing model in which the option fair value as of the grant date (May 8, 2012) was determined to be $14.76.

(5)	ICP incentives approved and paid in 2011, 2012 and 2013.

(6)	The amount reflects the increase in present value of accumulated benefits under the Supplemental Executive Retirement Plan (SERP).

(7)
With the exception of Mr. Davies, amounts represent the Company's contribution under the Alamo Group (USA) Inc. tax-qualified 401(k) plan (the “ 401(k) Plan”). In the case of Mr. Robinson, each year the amounts include perquisites in excess of $10,000 which include reimbursement of commuting expenses ($61,552 in 2012, $48,290 in 2011 and $64,329 in 2010, a car allowance, club dues and restoration payments pursuant to the Alamo Group Inc. 401(k) Restoration Plan.  Such restoration payments are equivalent to matching contributions that would have been or would be made under the Company's 401(k) plan but were foregone due to certain limitations on contributions to 401(k) plans in the Internal Revenue Code of 1986.

(8)	Mr. Davies' amount reflects Alamo Group Europe Ltd.'s contribution to Mr. Davies' retirement plan in the United Kingdom.

(9)	Mr. Leonard was hired as Vice President of Alamo Group Inc. in September 2011.

Employment Agreements

All NEOs of the Company serve at the discretion of the Board of Directors.  The NEOs are appointed to their positions by the Board until the next annual meeting of directors or until their successors have been duly qualified and appointed.  There are currently no employment agreements with any NEOs of the Company.

2012 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald A. Robinson		—	3,675,000	689,063	—	—	—	—	—	—	—
		—			—	—	—	—	—	—	—
Geoffrey Davies		—	126,480	237,150	—	—	—	—	—	—	—
	5/8/2012	—							5,000	32.76	73,800
Jeffery A. Leonard		—	93,800	175,875	—	—	—	—	—	—	—
	5/8/2012	—			—	—	—	—	10,000	32.76	147,600
Richard D. Pummell		—	100,000	187,000	—	—	—	—	—	—	—
	5/8/2012	—			—	—	—	—	5,000	32.76	73,800
Dan E. Malone		—	86,450	162,094	—	—	—	—	—	—	—
		—			—	—	—	—	—	—	—

(1)

(1)
Amounts shown are estimated possible payouts for fiscal 2012 under the Company's Incentive Compensation Plan.  These amounts are based on the individual's fiscal 2012 base salary and position.  The maximum amounts shown are 200% of the objective target and 150% of the subjective target.  Actual incentives received by the NEOs for fiscal 2012 are reported in the summary compensation table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)
The amount in this column reflects the number of options to purchase shares of the Company's Common Stock granted to named officers under the 2005 Incentive Stock Option Plan and 2009 Equity Incentive Plan.

(3)
The amount shown in this column constitutes options granted under the Company's stock option program.  The amounts represent the value of the options based on the aggregate grant date fair values of the awards determined pursuant to FASB ASC 718.  See Note 1 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718.  The grant date fair value for options is based on the Black-Scholes option pricing model in which the option fair value as of the grant date (May 8, 2012) was determined to be $14.76.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2012:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Shares, Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or other Rights that have Not Vested ($)

	Exercisable (#)	Unexercisable (#)

Ronald A. Robinson	25,000	—	—	25.18	5/7/2017	—	—	—	—
	—	10,000	—	11.45	5/11/2019	—	—	—	—
	5,000	20,000	—	26.45	5/9/2021	—	—	—	—
Geoffrey Davies	11,900	—	—	12.10	5/12/2013	—	—	—	—
	5,000	—	—	19.79	5/4/2015	—	—	—	—
	5,000	—	—	22.39	3/3/2016	—	—	—	—
	8,000	2,000	—	22.55	5/9/2018	—	—	—	—
	—	—	—	—	—	2,750	89,760	—	—
	5,000	—	—	32.76	5/8/2022			—	—
Jeffery A. Leonard	10,000	—	—	32.76	5/8/2022	—	—	—	—

Richard D. Pummell	10,000	—	—	19.79	5/4/2015	—	—	—	—
	3,000	—	—	25.18	5/7/2017	—	—	—	—
	—	4,000	—	11.45	5/11/2019	—	—	—	—
	2,000	3,000	—	24.69	5/11/2020	—	—	—	—
	5,000			32.76	5/8/2022	—	—	—	—
Dan E. Malone	—	4,800	—	11.45	5/11/2019	—	—	—	—
	1,000	4,000	—	26.45	5/9/2021	—	—	—	—

OPTION EXERCISES IN 2012

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)
Ronald A. Robinson	30,000	409,800
Geoffrey Davies	3,150	80,471
Jeffery A. Leonard	—	—
Richard D. Pummell	4,000	85,040
Dan E. Malone	32,200	367,140

PENSION BENEFITS

The following table quantifies the "deferred benefit" pension benefits expected to be paid from the SERP:

Name	Plan Name	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Ronald A. Robinson	SERP	14	938,764	—
Geoffrey Davies(3)	—	—	—	—
Jeffery A. Leonard(2)(4)	SERP	1	—	—
Richard D. Pummell(2)	SERP	8	403,655	—
Dan E. Malone(2)	SERP	6	217,385	—

(1)
The estimated present value of accumulated benefits under the SERP is based on a discount rate of 4.04% as of December 31, 2012. The RP-2000 Mortality Table is used for the SERP calculation projected to 2012 for the participants. Participants are assumed to retire at the latest of current age and the plan's earliest retirement date (age 65) with unreduced benefits. No pre-retirement mortality, retirement, or terminating has been assumed for the present value factors.

(2)	As of the end of the measurement period (December 31, 2012) Mr. Pummell, Mr. Leonard and Mr. Malone are not yet vested in the SERP, and have no benefit payable under the SERP.

(3)	Mr. Davies is not part of the SERP. He receives contributions from Alamo Group Europe Ltd. to his retirement plan in the United Kingdom.

(4)	Mr. Leonard was approved by the Board of Directors on March 7, 2013 to be a participant in the SERP according to its terms and conditions.

Potential Payments Upon Termination or Change in Control

This section describes the benefits and payments to which each NEO would have been entitled under the Company's existing plans and arrangements if his employment had terminated or if the Company had undergone a Change in Control, in each case, on December 31, 2012.  For purposes of valuing any outstanding equity awards, we have assumed a per share value of $32.64, the closing market price of the Company's common stock on December 31, 2012.

General Policies

Prior to the effective date of the SERP on January 3, 2011, the applicable NEOs were not entitled to cash severance payments upon any termination of employment or upon a Change in Control of the Company.  Upon termination, the NEOs receive health and welfare benefits under COBRA that are generally available to all salaried employees and accrued vacation pay.  There are no special or enhanced termination benefits under the Company's stock option plans for the NEOs as compared to non-named executive officer participants. For information with respect to potential payments under the SERP, see "SERP" below.

Termination of Employment / Changes in Control - Equity
A detailed list of the equity awards held by each NEO as of December 31, 2012 is set forth in the “Outstanding Equity Awards at 2012 Fiscal Year-End” table above. The NEOs do not hold any equity awards other than the stock options and the restricted stock units listed in the table. With respect to options granted prior to February 2006, NEOs may exercise only vested options within 30 days of termination of their employments (not for cause), 30 days of their retirements, or 1 year of their deaths.  With respect to options granted since February 2006, if the NEO is at least 62 years of age and has at least 5 years of service with the Company, the options become fully vested and may be exercised upon termination of the NEO's employment (not for cause), retirement or death in accordance with their terms.

Stock options granted by the Company have included provisions applicable upon a Change in Control, as defined in the applicable award certificates. These options will become exercisable upon the occurrence of a Change in Control, but transfer restrictions on shares acquired upon exercise of stock options and cancellation provisions will remain in effect until the applicable transfer restriction date.

Some of the stock options held by the NEOs that would become exercisable upon (1) a termination of employment (not for cause), retirement or death or disability or (2) upon a Change in Control had intrinsic value as of December 31, 2012.

The following chart shows the value of restricted stock units and stock option awards that would have become vested or forfeited for a termination of employment as of December 31, 2012.  For this purpose, restricted stock units awards were valued at our closing price as of December 31, 2012 and stock options were valued as the difference between our closing price as of that date and the applicable exercise price of the stock options.

Name	Termination For Cause	Death or Disability		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause
	Forfeit($)	Vesting($)	Forfeit($)	Immediate Vesting($)	Vesting($)	Forfeit($)
Ronald A. Robinson	553,150	217,450	335,700	553,150	217,450	335,700
Geoffrey Davies	590,026	532,034	57,992	590,026	532,034	57,992
Jeffery A. Leonard(1)	—	—	—	—	—	—
Richard D. Pummell	274,790	166,780	108,010	274,790	166,780	108,010
Dan E. Malone	132,662	6,190	126,472	132,662	6,190	126,472

(1)	Mr. Leonard's stock options had no intrinsic value as of December 31, 2012.

SERP

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  A participant's right to his Retirement Benefit becomes vested in the Company's contributions upon 10 years of Credited Service (as defined in the SERP) following the effective date of the SERP or a Change in Control of the Company.  The Retirement Benefit will be based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age).  In the event of the participant's death or a Change in Control, the participant's vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant's death or a Change in Control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

The following chart shows the potential payouts under the SERP as of December 31, 2012. Mr. Davies does not participate in the SERP.

Name	Termination For Cause	Death or Disability (1)		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause (1)
	Forfeit($)	Vesting($)	Forfeit($)	Immediate Vesting($)	Vesting($)	Forfeit($)
Ronald A. Robinson	938,764	938,764	—	1,389,999	938,764	—
Jeffery A. Leonard(2)	—	—	—	—	—	—
Richard D. Pummell	403,655	—	403,655	570,569	—	403,655
Dan E. Malone	217,385	—	217,385	424,467	—	217,385

(1)	Death or disability and any other involuntary or voluntary termination is the present value of accumulated benefits to be paid out in monthly installments over a period of 15 years.

(2)	Mr. Leonard was approved by the Board of Directors on March 7, 2013 to be a participant in the SERP according to its terms and conditions.

DIRECTOR COMPENSATION DURING 2012

The following table sets forth the aggregate compensation awarded to, earned by or paid to our non-employee directors during 2012:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Roderick R. Baty	48,000	—	—	48,000
Helen W. Cornell	47,700	—	—	47,700
David W. Grzelak	51,000	—	—	51,000
Jerry E. Goldress	54,000	—	—	54,000
Gary L. Martin	49,500	—	—	49,500
James B. Skaggs	45,500	—	—	45,500

Effective May 2012, non-employee directors received $2,800 for each meeting of the Board of Directors attended in person, and $1,500 for each meeting of any Committee attended in person, or $600 for each meeting of the Board of Directors or any meeting of any Committee thereof attended by telephone.  The Company pays directors who are not employees of the Company a $25,000 retainer per year.  The Chair of the Audit Committee receives an additional $5,000 annual retainer, the Chairman of the Board receives an additional $5,000 annual retainer, and other Committee Chairs each receive an additional $3,000 annual retainer. Directors are reimbursed for reasonable expenses incurred as a result of attending meetings of the Board or the Committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company or one of our subsidiaries may occasionally enter into transactions with certain “related persons.”  Our Board has adopted a written Related Person Transactions Policy (the “Policy”) governing the approval or ratification of Related Person Transactions by the Audit Committee or all of the disinterested members of the Board, if necessary.

For purposes of the Policy, a Related Person Transaction generally means any transaction outside the normal course of business and not arms-length involving an amount in excess of $120,000 cumulatively within a twelve month period in which the Company is a participant and in which a Related Person, as defined below, has a direct or indirect material interest. In addition, proposed charitable contributions, or pledges of charitable contributions in excess of $100,000 cumulatively within a twelve month period, by the Company to a charitable or non-profit organization identified on the roster of Related Persons, are also subject to prior review and approval by the Audit Committee.  A Related Person means (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company, (iii) an immediate family member of any of the persons identified in clauses (i) or (ii) hereof, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Prior to entering into the Related Person Transaction, (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the relevant business manager responsible for the potential Related Person Transaction shall provide notice to the General Counsel of the facts and circumstances of the proposed Related Person Transaction. The General Counsel shall advise the Chair of the Audit Committee of any Related Person Transaction of which he becomes aware.

Under the Policy, the Audit Committee shall consider each Related Person Transaction, unless the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of the Board of Directors.

In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of the Board of Directors, as the case may be, shall consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:

—	the size of the transaction and the amount payable to a Related Person;
—	the nature of the interest of the Related Person in the transaction;
—	whether the transaction may involve a conflict of interest; and
—
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

There were no Related Party Transactions during the fiscal year ending December 31, 2012.

PROPOSAL 2 - APPROVAL OF THE ALAMO GROUP INC. EXECUTIVE INCENTIVE PLAN

The Company is asking shareholders to approve the Alamo Group Inc. Executive Incentive Plan (the “Plan”) under which executive officers and other employees would be eligible to receive incentive awards based on the achievement of objective performance goals for performance periods commencing on or after January 1, 2013. The plan was approved by the Board of Directors on March 7, 2013, subject to shareholder approval.

The Plan will allow the Compensation Committee to utilize specified financial or individual measures (as more fully described below) when determining such awards. Should the Plan receive shareholder approval, it is intended that the Plan will qualify for exemption under Section 162(m) of the Internal Revenue Code (the “Code”), which would generally allow awards granted under the Plan to be tax deductible by the Company.

Description of the Plan

The purpose of the Plan is to retain and motivate officers and other employees of the Company who are designated by the Company to participate in the Plan for a specified performance period commencing on or after January 1, 2013 (a “Performance Period”) by providing such designated officers and employees with a the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that Performance Period.

The following is a brief summary of some of the terms of the Plan and is qualified in its entirety by, and made subject to, the Plan set forth as Appendix A to this proxy statement.

All officers of the Company and its subsidiaries are eligible to be designated for participation in the Plan. The Compensation Committee will designate the eligible employees who will participate in the Plan for a specified Performance Period, and will do so not later than 90 days after the beginning of the Performance Period or, if earlier, the date on which 25% of the Performance Period has been completed (the “Applicable Period”). It is anticipated only our executive officers will be eligible to receive awards under the Plan.

Under the Plan, payment awards to participating employees are subject to the attainment of specific performance goals and other terms and conditions established by the Compensation Committee for each Performance Period during the Applicable Period. A participant may receive an award under the Plan based upon achievement of a performance goal or goals using one or more objective corporate-wide or subsidiary, division, operating unit or individual measures. With respect to bonuses payable to persons who are, or are expected to be, employed as the chief executive officer or certain of the most highly compensated executive officers of the Company as of the last day of the Company's taxable year (“162(m) Covered Employees”), the applicable performance goals shall include one or more of the following measures: earnings per share; adjusted earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings as determined other than in accordance with generally accepted accounting principles (“GAAP”); stock price; price per share of common stock; market share; economic value; financial return ratios, consisting of return on invested capital, return on assets, debt to total capital, return on stockholders' equity, and return on sales; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; adjusted net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; inventory reductions; inventory turns; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital). With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee's judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein.

If the relevant performance goals are attained during the Performance Period, a participant will be eligible to receive a cash award. Performance goal targets are expressed in terms of an objective formula or standard which will be based on an employee's base salary at the time or immediately before performance goals for such Performance Period were established. In all cases, the Compensation Committee in its sole discretion, reserves the right to terminate the Plan and/or discontinue payments under the Plan at any time prior to payments being made. If a payment is made under the Plan and it is later determined, for any reason, that the amount of such payment was incorrect under the terms of the Plan, then, subject to the requirements of Section 162(m) and 409A of the Code, the Committee may take all actions reasonably necessary and appropriate to correct the amount of such payment, including, without limitation, adjusting the amount of future payments under the Plan, making corrective payments, and demanding the repayment of excess payments. No participant will receive a payment under, the Plan with respect to any Performance Period having a value in excess of $2,000,000 (which amount includes the base salary of the participant). Because the size of the awards granted under the Plan is a future event and is at the discretion of the Compensation Committee, subject to the limits described above, the actual compensation that will be paid under the Plan, if approval of the shareholders is obtained, cannot be determined at this time.

Determination of the performance compensation awarded to each participant is to be made at a time determined by the Compensation Committee after the last day of each Performance Period, followed by a certification by the Compensation Committee that the applicable performance goals were satisfied. During the Applicable Period, the Compensation Committee will establish terms regarding the timing of the payment awards. The Compensation Committee may delegate its responsibilities under the Plan to our chief executive officer or such other executive officer of the Company as it deems appropriate, except that the Compensation Committee may not delegate its responsibilities with respect to the bonuses payable to 162(m) Covered Employees.

No compensation will be paid under the Plan to 162(m) Covered Employees if the Plan is not approved by shareholders. If approved, the Plan will be effective for performance periods commencing on or after January 1, 2013. The Board of Directors may terminate the Plan at any time.

Vote required. This recommendation must be approved by the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon. All proxies will be voted “FOR” the approval of the Alamo Group Inc. Executive Incentive Plan unless a contrary choice is indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE ALAMO GROUP INC. EXECUTIVE INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors desires to engage the services of KPMG LLP for the fiscal year ending December 31, 2013.  The Audit Committee has appointed KPMG LLP to audit the financial statements of the Company for fiscal 2013 and report on those financial statements.  Stockholders are being asked to vote FOR the ratification of the appointment.  If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.

Fees Incurred by the Company for KPMG LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal 2012 and 2011.

	2,012	2,011
Audit Fees (1)	$918,000	$1,065,000
Audit-Related Fees (2)	67,000	132,000
Tax Fees (3)	306,000	362,000
All Other Fees (4)	—	—
Total	$1,291,000	$1,559,000

(1)
Both 2012 and 2011 Audit Fees include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K annual report and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; and (iv) the audit of management's reports on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404). 2011 also includes Audit Fees related to the Tenco acquisition.

(2)	Audit-Related Fees in 2012 and 2011 include employee benefit plans and, in 2011, fees related to the Tenco acquisition.

(3)
Tax Fees in 2012 and 2011 include tax compliance, tax planning and tax advice.  Tax compliance, tax planning and tax advice services include the review of U.S. federal, state and local income tax returns and tax advice regarding R&D tax credits.

(4)	There were no other professional services rendered in 2012 or 2011.

Audit Committee's Preapproval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the preapproval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors.  These policies and procedures are reviewed at least annually.  We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee's preapproval policies and procedures. On an annual basis, the Audit Committee may preapprove services that are expected to be provided to the Company by the independent auditors during the following twelve months.

The Audit Committee may also preapprove particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

Representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions concerning the fiscal year ending December 31, 2012 and make a statement should they so desire.

Vote required. This recommendation must be approved by the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon. All proxies will be voted “FOR” the ratification of the appointment of KPMG LLP as the Company's independent auditor unless a contrary choice is indicated.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2013, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of Common Stock to file with the SEC reports regarding their ownership and changes in ownership of our securities.  The Company believes that, through March 21, 2013, its directors, executive officers and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements with the exception of one late Form 4 filing for Donald Duncan and Robert George.

In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 and amendments thereto, provided to Alamo Group Inc., and the written representations of its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Proposals from stockholders intended to be presented at the 2014 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received in writing by the Company at its principal executive offices not later than December 5, 2013. The Company's principal executive offices are located at 1627 East Walnut Street, Seguin, Texas 78155. Please direct all such proposals to the attention of the Company's Secretary.

If a stockholder intends to present business at the 2014 Annual Meeting other than pursuant to Rule 14a-8, to be considered timely pursuant to Rule 14a-4(c), such proposal must be submitted in writing to the Secretary of the Company at our principal executive offices no later than February 18, 2014, and such proposal, under law, must be an appropriate subject for stockholder action.

PROXY SOLICITATION

The cost of soliciting proxies by the Board of Directors will be borne by the Company. Proxies may be solicited through the mail and through telephonic communications or meetings with stockholders or their representatives by directors, officers and other employees of the Company who will not receive special compensation for these services.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

OTHER MATTERS

No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company. If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his/her place in what they consider the best interests of the Company.

The Company is enclosing with this proxy a copy of the Company's Annual Report on Form 10-K including financial statements and schedules thereto filed with the SEC for the year ended December 31, 2012. Any request for exhibits should be in writing addressed to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.
                  By Order of the Board of Directors

/s/ Robert H. George
Robert H. George
Secretary
March 28, 2013

Appendix A

ALAMO GROUP INC.
EXECUTIVE INCENTIVE PLAN
I.Purposes

The purposes of the Alamo Group Inc. Executive Incentive Plan (the “Plan”) are to retain and motivate the officers and other employees of Alamo Group Inc. and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.
II. Definitions
“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.
“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.
“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.
“Board” shall mean the Board of Directors of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation Committee of the Board comprised of members of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.
“Company” shall mean Alamo Group Inc., a Delaware corporation, and any successor thereto.
“Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.
“Performance Period” shall mean any period commencing on or after January 1, 2013, for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.
“Plan” shall mean the Alamo Group Inc. Executive Incentive Plan as set forth herein, as it may be amended from time to time.

III. Administration

3.1. General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee's interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2. Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1:

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant's Award;

(c)	to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d)
subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee's discretion or whether a Participant may elect deferred payment; and

(e)
to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

The Committee, in its sole discretion, reserves the right to terminate the Plan and/or discontinue payments under the Plan at any time prior to payments being made. If a payment is made under the Plan and it is later determined, for any reason, that the amount of such payment was incorrect under the terms of the Plan, then, subject to the requirements of Section 162(m) and 409A of the Code, the Committee may take all actions reasonably necessary and appropriate to correct the amount of such payment, including, without limitation, adjusting the amount of future payments under the Plan, making corrective payments, and demanding the repayment of excess payments.
3.3. Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.
IV. Performance Goals

4.1. Establishing Performance Goals. The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; adjusted earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings as determined other than in accordance with generally accepted accounting principles (“GAAP”); stock price; price per share of common stock; market share; economic value; financial return ratios, consisting of return on invested capital, return on assets, debt to total capital, return on stockholders' equity, and return on sales; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; adjusted net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; inventory reductions; inventory turns; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders'

equity, shares outstanding, assets or net assets, or any combination thereof. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee's judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

4.2. Impact of Extraordinary Items or Changes in Accounting. The measures utilized in establishing performance goals under the Plan shall, to the extent applicable (i.e., if the relevant performance goal is based on a GAAP measure), be determined in accordance with GAAP and in a manner consistent with the methods used in the Company's audited consolidated financial statements, without regard to (a) extraordinary or other nonrecurring or unusual items, (b) changes in accounting, as determined by the Company's independent public accountants in accordance with GAAP, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.
V. Terms of Awards

5.1. Performance Goals and Targets. At the time performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant's Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant's employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2. Payments. At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant's right to payment ceased being subject to a substantial risk of forfeiture.

5.3. Maximum Awards. No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $ 2,000,000 (which amount includes the base salary of the participant), which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.
VI. General
6.1. Effective Date. The Plan shall be submitted to the stockholders of the Company for approval at the 2013 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after January 1, 2013.  Thereafter, the Plan (as then in effect) shall be re-submitted to the stockholders of the Company for approval at the first meeting that occurs in the fifth year following the year in which the Plan was last approved (or earlier as may be required under Section 162(m) of the Code).  In the event that the Plan is not approved by the stockholders of the Company, the Plan shall be null and void with respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code.

6.2. Amendments and Termination. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. The Board may terminate the Plan at any time.

6.3. Non-Transferability of Awards. No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights there under shall immediately become null and void.

6.4. Tax Withholding. The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5. No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6. Designation of Beneficiary. If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant's beneficiary or beneficiaries (both primary and contingent) in the event of the Participant's death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant's executor, administrator, legal representative or similar person.

6.7. Governing Law. The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8. Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9. Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10. Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

1

ALAMO GROUP INC.

Proxy for 2013 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald A. Robinson or Robert H. George or any one of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 2, 2013 at 9:00 a.m., local time, at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas, on the following matters and in their discretion on any other matters which may come before the Meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 28, 2013 is acknowledged.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 2, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, annual report and proxy card are available at www.alamo-group.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333330330001000 7 050213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1, "FOR" the proposals set forth in Proposal 2 and Proposal 3.

1. Election of Directors:	FOR	AGAINST	ABSTAIN
Roderick R. Baty	☐	☐	☐
Helen W. Cornell	☐	☐	☐
Jerry E. Goldress	☐	☐	☐
David W. Grzelak	☐	☐	☐
Gary L. Martin	☐	☐	☐
Ronald A. Robinson	☐	☐	☐
James B. Skaggs	☐	☐	☐
2. To approve the Company's Executive Incentive Plan.	☐	☐	☐
3. Proposal FOR ratification of appointment of KPMG LLP as the Company's Independent auditors for 2013.	☐	☐	☐

4. In their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

I plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 2, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement and proxy card are available at www.alamo-group.com.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

00033333330330001000 7 050213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1, "FOR" the proposals set forth in Proposal 2 and Proposal 3.

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
Roderick R. Baty	☐	☐	☐
Helen W. Cornell	☐	☐	☐
Jerry E. Goldress	☐	☐	☐
David W. Grzelak	☐	☐	☐
Gary L. Martin	☐	☐	☐
Ronald A. Robinson	☐	☐	☐
James B. Skaggs	☐	☐	☐
2. To approve the Company's Executive Incentive Plan.	☐	☐	☐
3. Proposal FOR ratification of appointment of KPMG LLP as the Company's Independent auditors for 2013.	☐	☐	☐

4. In their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

I plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.